                                                    Registration No. 33-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                --------------

                       APERTUS TECHNOLOGIES INCORPORATED
            (Exact name of registrant as specified in its charter)

           Minnesota                                            41-1349953
(State or other jurisdiction                                  (I.R.S Employer
of incorporation or organization)                           Identification No.)

                            7275 Flying Cloud Drive
                         Eden Prairie, Minnesota 55344
                                (612) 828-0300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

      Julie Cummins Brady                                  Copy to:
Apertus Technologies Incorporated                       William B. Payne
    7275 Flying Cloud Drive                          Dorsey & Whitney P.L.L.P.
 Eden Prairie, Minnesota 55344                        220 South Sixth Street
         (612) 828-0300                            Minneapolis, Minnesota 55402
                                                         (612) 340-2722
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                                --------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

                                --------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                --------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
==============================================================================
     Title of Each           Amount      Proposed Maximum      Amount of
  Class of Securities        to be          Aggregate         Registration
    to be Registered       Registered    Offering Price*          Fee
------------------------------------------------------------------------------

      Common Stock
    ($.05 par value)        504,252          $3,718,859         $1,282.37
==============================================================================

* Estimated solely for purposes of computing the registration fee and based upon the average of the high and low sales prices for such Common Stock on August 3, 1995, as reported on the Nasdaq National Market.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED AUGUST 8, 1995

PROSPECTUS

                       APERTUS TECHNOLOGIES INCORPORATED

                             --------------------

                                504,252 SHARES
                                      OF
                                 COMMON STOCK
                               ($.05 PAR VALUE)

                             --------------------

     This Prospectus relates to an aggregate of 504,252 shares (the "Shares") of Common Stock, par value $.05 per share (the "Common Stock"), of Apertus Technologies Incorporated, a Minnesota corporation ("Apertus" or the "Company"), that may be sold from time to time by the stockholders named herein (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Shares. The Company has agreed to pay the expenses of registration of the Shares, including legal and accounting fees.

     Any or all of the Shares may be offered from time to time in transactions on the Nasdaq National Market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. See "Plan of Distribution."

     The Shares offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Shares.

     The Common Stock is traded on the Nasdaq National Market. On August 3, 1995, the closing price of the Common Stock on the Nasdaq National Market was $7.50 per share.

                             --------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             --------------------

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

               The date of this Prospectus is August __, 1995.

                             AVAILABLE INFORMATION

     Apertus is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, Apertus Common Stock is quoted on the Nasdaq National Market, and material filed by Apertus may be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company that have been filed with the Commission are hereby incorporated by reference in this Prospectus:

          (i)    the Annual Report on Form 10-K for the year ended
                 April 2, 1995;

          (ii) the Quarterly Report on Form 10-Q for the quarter ended July 2, 1995;

          (iii) the Current Report on Form 8-K filed July 17, 1995 and all exhibits thereto, including the Acquisition Agreement dated June 26, 1995 among Apertus, BlueLine Acquisition Co. and BlueLine Software, Inc.; and

          (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (filed July 28,
                 1983), the description of the Company's Shareholders' Rights Plan contained in the Company's Registration Statement on Form 8-A (filed October 2, 1986), and any amendment or report filed for the purpose of updating such descriptions filed subsequent to the date of this Prospectus.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Sue A. Hogue, Chief Financial Officer, Apertus Technologies Incorporated, 7275 Flying Cloud Drive, Eden Prairie, Minnesota, 55344, telephone number (612) 828-0300.

                       APERTUS TECHNOLOGIES INCORPORATED

     The Company provides computer communications products that enable customers to successfully integrate traditional large scale systems (referred to as "legacy systems") with open systems computing environments. The Company was incorporated under Minnesota law in 1979. Its principal executive offices are located at 7275 Flying Cloud Drive, Eden Prairie, Minnesota 55344, and its telephone number is (612) 828-0300. For further information concerning the Company, see the documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

                              RECENT DEVELOPMENTS

     On July 20, 1995, the Company announced that its Board of Directors had authorized a stock repurchase program under which up to 500,000 shares of the Company's Common Stock may be repurchased from time to time at prevailing prices in the open market, by block purchases or in private transactions and may be discontinued at any time. The shares repurchased will be available for reissuance pursuant to employee stock option and purchase plans and for other corporate purposes. The Company intends to fund such repurchases with internally generated funds. The Company had approximately 14,040,751 shares of Common Stock outstanding as of July 2, 1995.

                             SELLING STOCKHOLDERS

     The Selling Stockholders are former shareholders of BlueLine Software, Inc. ("BlueLine"). The Selling Stockholders acquired the Shares in connection with the acquisition of BlueLine by the Company on June 30, 1995. None of such Selling Stockholders owned one percent or more of the Company's Common Stock as of June 30, 1995.

     The following table sets forth certain information as to the maximum number of shares of Common Stock that may be sold by each of the Selling Stockholders pursuant to this Prospectus.


                                                         Maximum Number of
                                                         Shares to be Sold
       Name                                         Pursuant to this Prospectus
       ----                                         ---------------------------
       Mary Jo Blaisdell..............................      135
       William Brest..................................      307
       Kenneth Brinkman...............................      161
       Willard Cecchi.................................   12,020
       Arthur Coates..................................      138
       James R. Greupner..............................      443
       Lloyd Hagemo...................................      152
       Raymond Hitti..................................      443
       Jeffrey Huset..................................      126
       Marianne Miller Taylor.........................    1,715
       Dennis Nack....................................      115
       Anthony Noto...................................      107
       Eric Nystrom...................................      443
       Edward W. Bergquist, Trustee (1)...............    9,054
       Michael Ryan...................................      200
       Michael Rydberg................................      107
       Phillip Smith..................................    3,431
       The 530 Fund II Limited Partnership............   20,825
       Corcoran Capital Management Corporation........   12,823
       David Johnson..................................    4,890

       First Trust National Association, Trustee (2)..    1,213
       James R. Loonam................................    7,153
       J. F. Shea Co., Inc............................   44,011
       J. F. Shea Co.  Inc., as Nominee 1988-16.......   19,063
       J. F. Shea Co., Inc., as Nominee 1990-9........   22,100
       Ivars Kauls....................................    1,264
       Minnesota Seed Capital Fund I,
          Limited Partnership.........................   39,480
       Minnesota Seed Capital Fund II,
          Limited Partnership.........................   49,845
       MorAmerica Capital Corporation.................   28,922
       North Star Ventures II , Inc...................   30,174
       Northland Capital Venture Partnership..........   13,312
       Pathfinder Venture Capital Fund II,
          A Limited Partnership.......................  139,186
       Dialogic Systems Corp..........................    7,694
       Shared Ventures, Inc...........................    5,205
       Stephen B. Schwahn.............................      409
       Threshold Ventures, Inc........................    8,874
       Wilkie Associates..............................   13,442
       Robert J. D. Wilkie, Trustee (3)...............    2,635
       William A. Wilkie, Trustee (4).................    2,635

  ---------------

 (1) All of such shares are held in a trust for the benefit of the bankrupt estate of Ellis H. Pedersen, for which trust Edward W. Bergquist serves as trustee.

 (2) All of such shares are held in a trust for the benefit of the David B. Johnson IRA, for which trust First National Trust Association serves as trustee.

 (3) All of such shares are held in a trust, the Wilkie Associates Pension Plan, for the benefit of Robert J.D. Wilkie, for which trust Robert J.D. Wilkie serves as trustee.

 (4) All of such shares are held in a trust for the benefit of the William A. Wilkie Self Employed Retirement Plan, for which trust William A. Wilkie serves as trustee.

     BlueLine is a company duly organized under the laws of the State of Minnesota, and its business consists primarily of developing software for enterprise-wide management of client/server computing. Prior to the acquisition of BlueLine by the Company, Willard Cecchi served as President and Chief Executive Officer of BlueLine. Mr. Cecchi now serves as an executive officer of the Company. Prior to the acquisition, Lloyd Hagemo served as Vice President of Development of BlueLine, but he does not serve as a director or executive officer of the Company.

                             PLAN OF DISTRIBUTION

     The Shares will be offered and sold by the Selling Stockholders for their own accounts. The Company will not receive any proceeds from the sale of the Shares pursuant to this Prospectus. The Company has agreed to pay the expenses of registration of the Shares, including legal and accounting fees.

     The Selling Stockholders may offer and sell the Shares from time to time in transactions on the Nasdaq National Market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom such brokers or dealers may act as agent or to whom they may sell as principal, or both. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling Stockholders.

     The Selling Stockholders and any brokers or dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act.

                                    EXPERTS

     The consolidated financial statements of the Company at April 2, 1995 and for the two years then ended, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended April 2, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Apertus Technologies Incorporated for the year ended March 28, 1993 incorporated in this Prospectus by reference from the Apertus Technologies Incorporated Annual Report on Form 10-K for the fiscal year ended April 2, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated May 11, 1993 incorporated herein by reference. In addition, the consolidated financial statements of BlueLine Software, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 incorporated in this Prospectus by reference from the Apertus Technologies Incorporated Current Report on Form 8-K filed July 17, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated April 6, 1995, except for the third paragraph of Note 3, Notes 4 and 13, as to which the date is June 22, 1995, incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty concerning BlueLine Software, Inc.'s ability to continue as a going concern). Such consolidated financial statements of Apertus Technologies Incorporated and Blue Line Software, Inc. for the years referred to above are incorporated herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Dorsey & Whitney P.L.L.P., Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota 55402.

===============================================================================

  No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy a security other than the shares of Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                             --------------------


                                                                    Page
                                                                    ----
Available Information............................................     2
Incorporation of Certain Documents by Reference..................     2
Apertus Technologies Incorporated................................     3
Recent Developments..............................................     3
Selling Stockholders.............................................     3
Plan of Distribution.............................................     4
Experts..........................................................     5
Legal Matters....................................................     5

===============================================================================

===============================================================================

                                504,252 SHARES



                                   APERTUS
                                 TECHNOLOGIES
                                 INCORPORATED



                                 COMMON STOCK


                             --------------------
                                  PROSPECTUS
                             --------------------



                                AUGUST   , 1995
===============================================================================

                                   PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               SEC Registration Fee................... $1,282
               Transfer Agent Fees....................    700
               Accounting Fees and Expenses...........  1,000
               Legal Fees and Expenses................  3,000
               Miscellaneous..........................  1,018
                                                       ------
                   Total.............................. $7,000
                                                       ======

     All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 521 of the Minnesota Business Corporation Act (Minn. Stat. Section 302A.521) requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (b) acted in good faith; (c) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

     Article X of the Company's Restated Articles of Incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Minnesota statutory provisions making directors personally liable for unlawful inducement of purchase or sale of securities, or unlawful dividends, or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when such Article X became effective. If the Minnesota Business Corporation Act is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the Minnesota Business Corporation Act, as amended.

     Article VI of the Bylaws of the Company provides that the officers and directors of the Company and certain others shall be indemnified to the same extent permitted by Minnesota law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  LIST OF EXHIBITS

     2 Acquisition Agreement dated June 26, 1995 among Apertus, BlueLine Acquisition Co. and BlueLine Software, Inc. (incorporated by reference to Exhibit 2 to the registrant's Current Report on Form 8-K dated July 17, 1995).

     5    Opinion of Dorsey & Whitney P.L.L.P. regarding validity.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Deloitte & Touche LLP.

     23.3 Consent of Dorsey & Whitney P.L.L.P. (included in Exhibit 5 to this Registration Statement).

     24   Powers of Attorney.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on August 8, 1995.

                                  APERTUS TECHNOLOGIES INCORPORATED


                                  By   /s/ Robert D. Gordon
                                    -------------------------------------
                                     Robert D. Gordon
                                     Chairman of the Board, President and
                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 8, 1995:

Signature                                                 Title
---------                                                 -----

/s/ Robert D. Gordon                        Chairman of the Board, President,
------------------------------              Chief Executive Officer and Director
Robert D. Gordon                            (principal executive officer)


/s/ Sue A. Hogue                            Vice President and Chief Financial
------------------------------              Officer (principal financial officer
Sue A. Hogue                                and principal accounting officer)


NICHOLAS J. COVATTA, JR.*                   Director

ROBERT W. FISCHER*                          Director

GEORGE HUBMAN*                              Director

ARCH J. MCGILL*                             Director

CLARENCE W. SPANGLE*                        Director



*By   /s/  Sue A. Hogue
   ---------------------------
   Sue A. Hogue
   Pro Se and Attorney-in-Fact

*Powers of Attorney filed with this registration statement as Exhibit 24 hereto.

                               INDEX TO EXHIBITS


Exhibit
Number     Item                                                               Page
-------    ----                                                               ----
   2       Acquisition Agreement dated June 26, 1995, among                   Incorporated
           Apertus Technologies Incorporated, BlueLine                        by Reference
           Acquisition Co. and BlueLine Software, Inc.,
           including exhibits


   5       Opinion of Dorsey & Whitney P.L.L.P. regarding legality            Electronically
                                                                              Filed

  23.1     Consent of Ernst & Young LLP                                       Electronically
                                                                              Filed

  23.2     Consent of Deloitte & Touche LLP                                   Electronically
                                                                              Filed

  23.3 Consent of Dorsey & Whitney P.L.L.P. (included in Exhibit 5 to this Registration Statement)


  24       Powers of Attorney                                                 Electronically
                                                                              Filed
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